Exhibit (d)(3)
ATMEL CORPORATION
2005 STOCK PLAN
(AS AMENDED AND RESTATED MAY 20, 2009)
NOTICE OF GRANT OF STOCK OPTION
FOR U.S. EMPLOYEES1
     Unless otherwise defined herein, the terms defined in the Atmel Corporation 2005 Stock Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”).
     Name:
     Address:
     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Notice of Grant and the Stock Option Agreement, attached hereto as Exhibit A (together, the “Award Agreement”), as follows:

Grant Number

Grant Date

Vesting Commencement Date	September 15, 2009

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	___ Incentive Stock Option

X Nonstatutory Stock Option

Term/Expiration Date:[2]

Vesting Schedule:

[1]	This form of Award Agreement is intended for Optionees, including non-U.S. citizens, working in the U.S. at the time of grant.

[2]	The Term/Expiration Date for your new option will be the same date as the Term/Expiration Date for your exchanged option.

     This Option may be exercised, in whole or in part, in accordance with the following schedule:
     1/48th (2.0833%) of the Shares subject to the Option shall vest on the Vesting Commencement Date and on each monthly anniversary of the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider through each such vesting date.
     Termination Period:
     This Option will be exercisable for ninety (90) days after Optionee ceases to be a Service Provider to the extent it has vested as of such date; provided, however, that if Optionee ceases to be a Service Provider as the result of his or her death or Disability, this Option may be exercised for one (1) year after Optionee ceases to be a Service Provider to the extent it has vested as of such date. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 16(c) of the Plan.
     By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ATMEL CORPORATION:

Signature	By: Steven Laub

President and Chief Executive Officer

Print Name	Title

DATED:

Residence Address

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EXHIBIT A
ATMEL CORPORATION
2005 STOCK PLAN
(AS AMENDED AND RESTATED MAY 20, 2009)
STOCK OPTION AGREEMENT
     1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used and not defined in this Award Agreement shall have the meaning set forth in the Plan.
          If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).
     2. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
          (b) Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”). The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable withholding taxes. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, together with any applicable withholding taxes.
          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

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     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash; or
          (b) check; or
          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or
          (d) with the Administrator’s consent, surrender of other Shares, provided that such Shares (i) in the case of Shares acquired from the Company, have been vested and owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     4. Beneficiary. If the Optionee dies while a Service Provider, this Option may, to the extent the Option is vested on the date of death, be exercised following the Optionee’s death within such period of time as is specified in the Notice of Grant (but in no event later than the expiration of the term of this Option as specified in the Notice of Grant), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii) of the Plan. If no beneficiary has been designated by the Optionee in a form and manner acceptable to the Administrator, then this Option may be exercised by the personal representative of the Optionee’s estate or in the event no administration of the Optionee’s estate is required, then by the successor-in-interest to whom this Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution, as the case may be.
     5. Non-Transferability of Option. Except as set forth in Section 4 above, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement. Tax Obligations.
     7. Tax Obligations.
          (a) Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares shall be issued to Optionee, unless and until satisfactory arrangements (as determined by the Administrator) shall have been made by Optionee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

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          (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     8. Rights as a Stockholder. Neither Optionee nor any person claiming under or through Optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Optionee. After such issuance, recordation and delivery, Optionee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, without regard to the choice of law rules, of the State of California.
     10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     11. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement shall be addressed to the Company at Atmel Corporation, Attention: Stock Administration Department, 2325 Orchard Parkway, San Jose, CA 95131, or at such other address as the Company may hereafter designate in writing.
     12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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     13. Additional Conditions to Issuance of Stock. The Company will not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise as the Administrator may establish from time to time for reasons of administrative convenience.
     14. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Optionee, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
     15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
     17. Agreement Severable. In the event that any provision in this Award Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement.
     18. Amendment, Suspension or Termination of the Plan. Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall impair the Optionee’s rights under this Option, unless the Optionee consents in writing to such action.

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ATMEL CORPORATION
2005 STOCK PLAN
(AS AMENDED AND RESTATED MAY 20, 2009)
NOTICE OF GRANT OF STOCK OPTION
FOR NON-U.S. EMPLOYEES1
     Unless otherwise defined herein, the terms defined in the Atmel Corporation 2005 Stock Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”).
     Name:
     Address:
     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Notice of Grant and the Stock Option Agreement, attached hereto as Exhibit A, including any country-specific appendix thereto (together, the “Award Agreement”), as follows:

Grant Number

Grant Date

Vesting Commencement Date	September 15, 2009

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	___ Incentive Stock Option

X Nonstatutory Stock Option

Term/Expiration Date:[2]

[1]	This form of Award Agreement is intended for Optionees, including U.S. citizens, working outside the U.S. at the time of grant.

[2]	The Term/Expiration Date for your new Option will be the same date as the Term/Expiration Date for your exchanged Option.

     Vesting Schedule:
     This Option may be exercised, in whole or in part, in accordance with the following schedule:
     1/48th (2.0833%) of the Shares subject to the Option shall vest on the Vesting Commencement Date and on each monthly anniversary of the Vesting Commencement Date, subject to the Optionee continuing to be an active Service Provider through each such vesting date and any country-specific vesting provisions set forth in the appendix.
     Termination Period:
     This Option will be exercisable for ninety (90) days after Optionee ceases to be an active Service Provider to the extent it has vested as of such date; provided, however, that if Optionee ceases to be an active Service Provider as the result of his or her death or Disability, this Option may be exercised for one (1) year after Optionee ceases to be an active Service Provider to the extent it has vested as of such date. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 16(c) of the Plan.
     By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ATMEL CORPORATION:

Signature	By: Steven Laub

President and Chief Executive Officer

Print Name	Title

DATED:

Residence Address

EXHIBIT A
ATMEL CORPORATION
2005 STOCK PLAN
(AS AMENDED AND RESTATED MAY 20, 2009)
STOCK OPTION AGREEMENT
FOR NON-U.S. EMPLOYEES
     1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions in this Award Agreement, including any country-specific appendix thereto, and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used and not defined in this Award Agreement shall have the meaning set forth in the Plan.
         If designated in the Notice of Grant as an Incentive Stock Option (“ISO”) this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”)
     2. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
          (b) Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”). The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Tax Obligations (as defined in Section 6 below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, together with any applicable Tax Obligations, as defined in Section 6 below.
          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, unless provided otherwise in the country-specific appendix:
          (a) cash; or
          (b) check; or
          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.
     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
     6. Tax Obligations.
          (a) Notice of Disqualifying Disposition of ISO Shares: This paragraph 6(a) applies to U.S. taxpayers only. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
          (b) Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax obligations related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax Obligations”), Optionee acknowledges that the ultimate liability for all Tax Obligations is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertaking regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, without limitation, the grant or vesting of the Option, the issuance of Shares at exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax Obligations or achieve any particular tax result. Furthermore, if Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.
          (c) Prior to any relevant taxable or tax-withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following:
(i)	withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company, the Employer and/or any other Subsidiary or Affiliate; or

(ii)	withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued at exercise of the Option.
          (d) To avoid any negative accounting treatment, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercise, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of Optionee’s participation in the Plan.
          (e) Finally, Optionee shall pay to the Company or the Employer any amount of Tax Obligations that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax Obligations.
     7. No Tax Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding

Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
     8. Entire Agreement: Governing Law.
          (a) The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.
          (b) This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, State of California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
     9. Rights as a Stockholder. Neither Optionee nor any person claiming under or through Optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Optionee. After such issuance, recordation and delivery, Optionee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     10. Nature of Grant. In accepting the grant of the Option, Optionee acknowledges that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time; notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall impair the Optionee’s rights under this Option, unless the Optionee consents in writing to such action;
          (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
          (c) all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;

          (d) Optionee is voluntarily participating in the Plan;
          (e) the Option and the Shares are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and which is outside the scope of Optionee’s employment contract, if any;
          (f) the Option and the Shares are not intended to replace any pension rights or compensation;
          (g) the Option and the Shares are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate;
          (h) the grant of the Option and Optionee’s participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate;
          (i) the future value of the Option Shares Option is unknown and cannot be predicted with certainty;
          (j) if the Option Shares do not increase in value, the Option will have no value;
          (k) if Optionee exercises the Option and obtains Shares, the value of those Shares may increase or decrease in value, even below the Exercise Price;
          (l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s status as a Service Provider for the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
          (m) in the event of termination of Optionee’s status as a Service Provider (whether or not in breach of local labor laws), Optionee’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee’s status as an active Service Provider terminates and will not be extended by any notice period mandated under local law (e.g., status as an active Service Provider would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Optionee’s status as an active Service Provider has terminated for purposes of the Option grant; and
          (n) the Option and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
     11. DATA PRIVACY
          (a) Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any other Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.
          (b) Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          (c) Optionee understands that Data will be transferred to any broker designated by the Company and any other third parties as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the Company, any broker designated by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Plan.

          (d) Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact Optionee’s local human resources representative.
     12. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     13. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement shall be addressed to the Company at Atmel Corporation, Attention: Stock Administration Department, 2325 Orchard Parkway, San Jose, CA 95131, or at such other address as the Company may hereafter designate in writing.
     14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     15. Additional Conditions to Issuance of Stock. The Company will not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any foreign, local, U.S. state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any foreign, local, U.S. state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise as the Administrator may establish from time to time for reasons of administrative convenience.
     16. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Optionee, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
     17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
     19. Language. If Optionee received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
     20. Agreement Severable. The provisions of this Award Agreement are severable, and in the event that any provision in this Award Agreement shall be held invalid or unenforceable, in whole or in part, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement.
     21. Appendix. Notwithstanding any provisions in this Award Agreement, the Option granted to Optionee shall be subject to any special terms and conditions set forth in any appendix to this Award Agreement for Optionee’s country (the “Appendix”). Moreover, if Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. The Appendix constitutes part of this Award Agreement.
     22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Optionee to execute any additional agreements or undertaking that may necessary to accomplish the foregoing.

APPENDIX
ATMEL CORPORATION
2005 STOCK PLAN
COUNTRY-SPECIFIC PROVISIONS FOR OPTIONS
FOR NON-US EMPLOYEES
     This Appendix includes special terms and conditions applicable to the Optionees in the countries below. These terms and conditions are in addition to those set forth in the Award Agreement. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to it in the Award Agreement or the Plan, as applicable.
     This Appendix also includes information relating to exchange control and other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on the laws in effect in the respective countries as of August 2008. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Optionee exercises the Option or Shares acquired under the Plan are sold.
     Finally, if the Optionee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Optionee.
CHINA
     Vesting Condition.
     In keeping with paragraph 15 of the Award Agreement, notwithstanding the Vesting Schedule set forth in the Notice of Grant, the Option shall not vest in accordance with the Vesting Schedule unless and until the Company first attains all necessary approvals from State Administration of Foreign Exchange or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for a dedicated foreign exchange account to receive foreign remittances in connection with the vesting and exercise of the Option and the sale of the Shares and repatriation of foreign currency to China.
     Exchange Control Requirements.
     The Optionee understands and agrees to comply with exchange control laws in China and to immediately repatriate the proceeds from the sale of Shares to China. The

Optionee further understands that such repatriation of funds may need to be effected through a special foreign exchange control account established by the Company or its Subsidiary or Affiliate, and the Optionee hereby consents and agrees that the proceeds from the sale of Shares may be transferred to such special account prior to being delivered to the Optionee.
     Method of Payment.
     Due to regulatory requirements in China, Optionee may pay the aggregate Exercise Price solely by means of a cashless sell-all exercise procedure as described in paragraph 3(c) of Exhibit A under which all Shares to be issued upon the exercise of the Option shall be sold and the proceeds of the sale of Shares, less the Exercise Price, any Tax Obligations or brokerage fees or commissions, will be remitted to the Optionee. Optionee will not be permitted to hold Shares after exercise. Depending on the development of laws and status as a national of a country other than the People’s Republic of China, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, permit other methods of exercise and payment of Exercise Price and Tax Obligations.
FINLAND
     Securities Law Information.
     For employees residing in the EEA, additional information about the Plan is available in a disclosure statement for employees (intended to comply with exemption from the obligation to publish a prospectus under Article 4(1)(e) of Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the Prospectus to be Published when Securities are Offered to the Public or Admitted to Trading). The statement is available on Atmel’s intranet at http://www-sjo.atmel.com/sjo/formf.html.
FRANCE
     Language Consent.
     By signing and returning this document providing for the terms and conditions of the Option grant, Optionee confirms having read and understood the documents relating to this grant (the Plan and the Award Agreement) which were provided in English language. Optionee accepts the terms of those documents accordingly.
     En signant et renvoyant le présent document décrivant les termes et conditions de votre attribution d’Options, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, la Notice d’Attribution et le Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
     Securities Law Information.

     For employees residing in the EEA, additional information about the Plan is available in a disclosure statement for employees (intended to comply with exemption from the obligation to publish a prospectus under Article 4(1)(e) of Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the Prospectus to be Published when Securities are Offered to the Public or Admitted to Trading). The statement is available on Atmel’s intranet at http://www-sjo.atmel.com/sjo/formf.html.
GERMANY
     Securities Law Information.
     For employees residing in the EEA, additional information about the Plan is available in a disclosure statement for employees (intended to comply with exemption from the obligation to publish a prospectus under Article 4(1)(e) of Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the Prospectus to be Published when Securities are Offered to the Public or Admitted to Trading). The statement is available on Atmel’s intranet at http://www-sjo.atmel.com/sjo/formf.html.
     Data Privacy.
     This provision supplements paragraph 10 of Exhibit A:
     The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.
HONG KONG
     Securities Law Information.
     To facilitate compliance with securities laws in Hong Kong, the Optionee agrees not to sell the Shares issued upon exercise of the Options within six months of the grant date.
     WARNING: The Option and the Shares to be issued upon exercise of the Option are available only to eligible employees of the Company or a Subsidiary or Affiliate participating in the Plan; they are not a public offer of securities. The contents of the Award Agreement and this Appendix have not been reviewed by any regulatory authority in Hong Kong and the Optionee is advised to exercise caution in relation to the Option. If the Optionee is in any doubt about any of the contents of the Plan or the Award Agreement (including Exhibit A and this Appendix), the Optionee should obtain independent professional advice.

INDIA
     Manner of Exercising Option.
     Due to legal restrictions in India, Optionee will not be permitted to pay the Exercise Price by a “sell-to-cover” exercise such that part of the Shares subject to the Option will be sold immediately upon exercise and the proceeds of sale will be remitted to the Company to cover the Exercise Price for the purchased Shares and any Tax-Obligations, including Fringe Benefit Tax withholding. The Company reserves the right to provide Optionee with this method of exercise depending on the development of local law.
     Fringe Benefit Tax Obligation.
     By accepting the Option, Optionee consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Option at the discretion of the Company and/or the Employer. Further, by accepting the Option, Optionee agrees that the Company and/or the Employer may collect the fringe benefit tax from Optionee by any of the means set forth in paragraph 6 of Exhibit A, Tax Obligations, or any other reasonable method established by the Company. Optionee also agrees to execute any other consents or elections required to accomplish the foregoing, promptly upon request by the Company.
     Exchange Control Information.
     Optionee understands that Optionee must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the proceeds into local currency within 90 days of receipt. Optionee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Optionee deposits the foreign currency. Optionee should maintain the FIRC as evidence of the repatriation of fund in the event the Reserve Bank of India or the Employer requests proof of repatriation.
IRELAND
     Issuance of Shares.
     The Company will issue only newly-issued Shares upon exercise of the Option. In no event will treasury or reacquired Shares be issued to the Participant upon exercise of the Option.
     Director Notification Obligation.

     If Optionee is a director, shadow director or secretary of the Company’s Irish Subsidiary or Affiliate, Optionee must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., Options, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 of a director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
JAPAN
     No country-specific terms apply.
KOREA
     Exchange Control Information.
     To remit funds out of Korea to exercise the Option by means of a cash exercise method, Optionee must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure, (i.e., the bank does not need to approve the remittance and the process should not take more than a single day). Optionee likely will need to present to the bank processing the transaction supporting documentation evidencing the nature of the remittance. If Optionee receives US$500,000 or more from the sale of Shares, Korean exchange control laws require Optionee to repatriate the proceeds to Korea within 19 months of the sale.
MALAYSIA
     No country-specific terms apply.
NORWAY
     Securities Law Information.
     For employees residing in the EEA, additional information about the Plan is available in a disclosure statement for employees (intended to comply with exemption from the obligation to publish a prospectus under Article 4(1)(e) of Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the Prospectus to be Published when Securities are Offered to the Public or Admitted to Trading). The statement is available on Atmel’s intranet at http://www-sjo.atmel.com/sjo/formf.html.
SINGAPORE
     Securities Law Information.

     This grant of Options under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.
     Director Notification Obligation.
     If Optionee is a director, associate director or shadow director of the Company’s Singapore Subsidiary or Affiliate, Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when Optionee receives an interest (e.g., an Option or Shares) in the Company or any Subsidiaries or Affiliates. In addition, Optionee must notify the Singapore company when Optionee sells Shares or shares of any Subsidiary or Affiliate (including when Optionee sells Shares acquired at exercise of the Option). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Subsidiary or Affiliate. In addition, a notification of Optionee’s interests in the Company or any Subsidiary or Affiliate must be made within two days of becoming a director.
SWITZERLAND
     Method of Exercise.
     Due to regulatory requirements in Switzerland, Optionee may pay the aggregate Exercise Price solely by means of a cashless sell-all exercise procedure as described in paragraph 3(c) of Exhibit A under which all Shares to be issued upon the exercise of the Option shall be sold and the proceeds of the sale of Shares, less the Exercise Price, any Tax Obligations or brokerage fees or commissions, will be remitted to the Optionee. Optionee will not be permitted to hold Shares after exercise. Depending on the development of laws in Switzerland, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, permit other methods of exercise and payment of Exercise Price and Tax Obligations.
     Obligation to Provide Notice of Change in Residency
     Optionee agrees to notify stock plan administrator at the Company at stockadmin@atmel.com if Optionee changes his or her canton of residence.
TAIWAN
     Exchange Control Information.
     Optionee may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year without justification.
     If the transaction amount is TWD$500,000 or more in a single transaction, Optionee must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. Optionee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
UNITED KINGDOM
     Please see UK Award Agreement.

ATMEL CORPORATION
2005 STOCK PLAN (AS AMENDED AND RESTATED MAY 20, 2009)
and
RULES FOR THE GRANT OF OPTIONS AND RESTRICTED STOCK UNITS
FOR PARTICIPANTS IN FRANCE
NOTICE OF GRANT OF STOCK OPTION FOR EMPLOYEES IN FRANCE
     Unless otherwise defined herein or in the Stock Option Agreement for Employees in France (attached as Exhibit A), the terms defined in the Atmel Corporation 2005 Stock Plan (the “U.S. Plan”) and the Rules of the Atmel Corporation 2005 Stock Plan for the Grant of Options and Restricted Stock Units for Participants in France (the “French Subplan”) (collectively, the “French Plan”) shall have the same defined meanings in this Notice of Grant of French-qualified Options (the “Notice of Grant”).
     Name (“Optionee”):
     Address:
     Optionee has been granted a French tax and social security contributions qualified option (an "Option”) to purchase Common Stock of the Company, subject to the terms and conditions of the French Plan and this Notice of Grant and the Stock Option Agreement for Employees in France, attached hereto as Exhibit A (together, the “Award Agreement”), as follows:

Grant Number:

Effective Grant Date:

Vesting Commencement Date:	September 15, 2009

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option:	___ Incentive Stock Option

X Nonstatutory Stock Option

1

Term/Expiration Date:[1]

     Vesting Schedule:
     This Option will vest in accordance with the terms and conditions of Exhibit A and the following schedule:
     1/48th (2.0833%) of the Shares subject to the Option shall vest on the Vesting Commencement Date and on each monthly anniversary of the Vesting Commencement Date, subject to Optionee continuing to be an active Service Provider through such date, except in the case of Optionee’s death or Disability (as set forth under subsection (b) of Termination Period below). Notwithstanding the foregoing, except in the case of Optionee’s death or Disability, Optionee may not exercise any options for a period of one year following the Effective Grant Date. Following the exercise of the options, Optionee must not sell the shares for four years after the date the Effective Grant Date, or such other period necessary for the Options to qualify for favorable tax and social securities treatment under French law. If the holding period for French-qualified Options is not met (as set forth in Section 8 of the Award Agreement), this Option may not receive favorable tax and social security treatment under French law.
     Termination Period: This Option will be exercisable for ninety (90) days after Optionee ceases to be an active Service Provider to the extent it has vested as of such date; provided, however, that if Optionee ceases to be an active Service Provider as the result of his or her death or Disability, the following rules will apply:
(a) If Optionee ceases to be an active Service Provider as a result of his or her death, this Option will immediately vest 100% and be exercisable by the Optionee’s heirs for six months following the date of Optionee’s death. If the Option is not exercised during this six-month period following the Optionee’s death, the Option is forfeited. No holding period will apply to the shares.
(b) If Optionee ceases to be an active Service Provider as a result of Disability, this Option (i) will immediately vest 25% for each year the Optionee was a continuous active Service Provider from the Effective Grant Date until the date of Disability and (ii) shall be immediately exercisable, to the extent this Option is vested, and (iii) may be exercised for one (1) year after Optionee ceases to be an active Service Provider due to Disability. No holding period will apply to the shares.
     Other than in the event of death, in no event may Optionee exercise this Option after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 16(c) of the U.S. Plan.

[1]	The Term/Expiration Date for your new Option will be the same date as the Term/Expiration Date for your exchanged Option.

2

     By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the French Plan and this Award Agreement. Optionee has reviewed the French Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the French Plan and Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the French Plan and Award Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.
     En signant et renvoyant le présent document décrivant les termes et conditions de votre attribution d’Options, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan pour la France, la Notice d’Attribution et le Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.2

OPTIONEE:	ATMEL CORPORATION:

Signature	By: Steven Laub

President and Chief Executive Officer

Print Name	Title

DATED:

Residence Address

[2]	By signing and returning this document providing for the terms and conditions of the Option grant, Optionee confirms having read and understood the documents relating to this grant (the French Plan and the Agreement) which were provided in English language. Optionee accepts the terms of those documents accordingly.

3

EXHIBIT A
ATMEL CORPORATION
2005 STOCK PLAN (AS AMENDED AND RESTATED MAY 20, 2009)
and
RULES FOR THE GRANT OF OPTIONS AND RESTRICTED STOCK UNITS
FOR PARTICIPANTS IN FRANCE
STOCK OPTION AGREEMENT FOR EMPLOYEES IN FRANCE
     1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions in this Award Agreement and the French Plan, which is incorporated herein by reference. Subject to Section 18(c) of the U.S. Plan, in the event of a conflict between the terms and conditions of the French Plan and the terms and conditions of this Award Agreement, the terms and conditions of the French Plan shall prevail. Capitalized terms used and not defined in this Award Agreement shall have the meaning set forth in the French Plan. To the extent any term is defined in both the U.S. Plan and the French Subplan, for purposes of this grant of French-qualified Options, the definitions in the French Subplan shall prevail.
          If designated in the Notice of Grant as an Incentive Stock Option (“ISO”) this Option is intended to qualify as a U.S. Incentive Stock Option under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be a U.S. Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).
     It is intended that the Option shall be a French-qualified Option that qualifies for the favorable income tax and social security regime in France, as set forth in the French Plan. However, the Company does not undertake to maintain the status of the Option as a French-qualified Option. Optionee agrees that Optionee will be responsible for paying personal income tax and Optionee’s portion of social security contributions resulting from exercise of the Option in the event the Option is no longer considered a French-qualified Option.
     2. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the French Plan and this Award Agreement.

          (b) Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the French Plan (the “Exercise Notice”). The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Tax Obligations (as defined in Section 6 below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, together with any applicable Tax Obligations, as defined in Section 6 below.
          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:
          (a) cash; or
          (b) check; or
          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the French Plan.
     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the French Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     5. Holding Period for French Corporate Officers. If Optionee serves as a managing director under French law (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), Optionee is also subject to shareholding restrictions under French law and Optionee must hold 20% of the Shares received upon exercise of the Options in a nominative account and may not sell such Shares until Optionee ceases to serve as a managing director, as long as this restriction is a requirement under French law and unless law or regulations explicitly provide for a lower percentage (in which case these requirements apply to the lower percentage of Shares held).
     6. Tax Obligations.
          (a) Notice of Disqualifying Disposition of ISO Shares: This paragraph 6(a) applies to U.S. taxpayers only. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
          (b) Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social security contributions, payroll tax, payment on account or other tax obligations related to Optionee’s participation in the French Plan and legally applicable to Optionee (“Tax Obligations”), Optionee acknowledges that the ultimate liability for all Tax Obligations is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertaking regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, without limitation, the grant or vesting of the Option, the issuance of Shares at exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax Obligations or achieve any particular tax result. Furthermore, if Optionee has become subject to tax and/or social security contributions in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.
          (c) Prior to any relevant taxable or tax-withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following, if acceptable under Applicable Laws:
(i)	withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company, the Employer and/or any other Subsidiary or Affiliate, within legal limits; or

(ii)	withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization).
          (d) To avoid any negative accounting treatment, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If Tax Obligations are satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercise, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of Optionee’s participation in the French Plan.

          (e) Finally, Optionee shall pay to the Company or the Employer any amount of Tax Obligations that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the French Plan that cannot be satisfied by the means previously described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax Obligations.
     7. No Tax Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the French Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the French Plan before taking any action related to the French Plan.
     8. Restrictions on Sale of Shares of Common Stock. In the event Optionee vests in and exercises the Option prior to the fourth anniversary of the Effective Grant Date, after issuance of the Shares to Optionee upon exercise of the Option, Optionee will not be permitted to sell, transfer, pledge, hypothecate or assign the Shares until the fourth anniversary of the Effective Grant Date or such other date as is required to comply with the applicable holding period for French-qualified Options set forth by Section 163 bis C of the French Tax Code, as amended. If the holding period applicable to Shares underlying the French-qualified Options is not met, this Option may not receive favorable tax and social security treatment under French law. This restriction does not apply in the event of Optionee’s death or Disability. In the event of Forced Retirement, or dismissal as defined by Section 91 — ter of Exhibit II to the French Tax Code, as amended, and as construed by the French Tax Circulars and subject to fulfillment of selected conditions for French-qualified Options, this restriction does not apply for Options that have been exercised at least three months prior to the effective date of the Forced Retirement or at least three months prior to the receipt of the notice of dismissal by Optionee.
     9. Entire Agreement: Governing Law.
          (a) The French Plan is incorporated herein by reference. The French Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.
          (b) This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, State of California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
     10. Rights as a Stockholder. Neither Optionee nor any person claiming under or through Optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Optionee. After such issuance, recordation and delivery, Optionee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares; however, as noted in Section 5, and Section 8, certain holding periods may apply and prohibit Optionee from selling Shares acquired upon exercise of the Option. Optionees serving as managing directors may be restricted from selling a portion of the Shares acquired upon exercise of the Option.
     11. Nature of Grant. In accepting the grant of the Option, Optionee acknowledges that:
          (a) the French Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time; notwithstanding the foregoing, no amendment, suspension or termination of the French Plan shall impair the Optionee’s rights under this Award Agreement, unless the Optionee consents in writing to such action;
          (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
          (c) all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;
          (d) Optionee is voluntarily participating in the French Plan;
          (e) the Option and the Shares are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and which is outside the scope of Optionee’s employment contract, if any;
          (f) the Option and the Shares are not intended to replace any pension rights or compensation;
          (g) the Option and the Shares are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate;

          (h) the grant of the Option and Optionee’s participation in the French Plan shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate;
          (i) the future value of the Option Shares is unknown and cannot be predicted with certainty;
          (j) if the Option Shares do not increase in value, the Option will have no value;
          (k) if Optionee exercises the Option and obtains Shares, the value of those Shares may increase or decrease in value, even below the Exercise Price;
          (l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s status as a Service Provider for the Company or the Employer, and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
          (m) in the event of termination of Optionee’s status as a Service Provider, Optionee’s right to vest in the Option under the French Plan, if any, will terminate effective as of the date that Optionee’s status as an active Service Provider terminates; and
          (n) the Option and benefits under the French Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
     12. DATA PRIVACY
          (a) Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any other Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Optionee’s participation in the French Plan.
          (b) Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the French Plan (“Data”).
          (c) Optionee understands that Data will be transferred to any broker designated by the Company and any other third parties as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the French Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than France. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the Company, any broker designated by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the French Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the French Plan.
          (d) Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the French Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact Optionee’s local human resources representative.
     13. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME.

     14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement shall be addressed to the Company at Atmel Corporation, Attention: Stock Administration Department, 2325 Orchard Parkway, San Jose, CA 95131, or at such other address as the Company may hereafter designate in writing.
     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     16. Additional Conditions to Issuance of Stock. The Company will not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any foreign, local, U.S. state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any foreign, local, U.S. state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise as the Administrator may establish from time to time for reasons of administrative convenience.
     17. Administrator Authority. The Administrator shall have the power to interpret the French Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the French Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Optionee, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the French Plan or this Award Agreement.
     18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the French Plan by electronic means or request Optionee’s consent to participate in the French Plan by electronic means. Optionee hereby consents to receive such documents through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
     20. Language. If Optionee received this Award Agreement or any other document related to the French Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

     21. Consent to Receive Information in English. By signing and returning this document providing for the terms and conditions of the Option grant, Optionee confirms having read and understood the documents relating to this grant (the French Plan and the Agreement) which were provided in English language. Optionee accepts the terms of those documents accordingly.
     En signant et renvoyant le présent document décrivant les termes et conditions de votre attribution d’Options, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan pour la France, la Notice d’Attribution et le Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
     22. Agreement Severable. The provisions of this Award Agreement are severable, and in the event that any provision in this Award Agreement shall be held invalid or unenforceable, in whole or in part, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement.
     23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the French Plan, on the Option and on any Shares acquired under the French Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the French Plan, and to require Optionee to execute any additional agreements or undertaking that may necessary to accomplish the foregoing.

THE ATMEL CORPORATION
2005 STOCK PLAN — RULES FOR THE UK EMPLOYEES
NOTICE OF GRANT — UNAPPROVED OPTION

Name:	«Name»
Employee ID:	«ID»
You have been granted an option to purchase common stock of the Company, subject to the terms and conditions of the Atmel Corporation 2005 Stock Plan (the “Plan”), this Notice of Grant, the Joint Election to transfer the employer’s National Insurance Contributions liability to you (the “Joint Election”) and the Award Agreement as follows:

Date of Grant:	«Date»
Vesting Commencement Date:	September 15, 2009

Exercise Price per Share:	«Price»
Total Number of Shares Granted:	«Shares»
Total Exercise Price:	«Total_Price»

Type of Option:	Unapproved Option
Term/Expiration Date:[1]	«Expiration_Date»
Grant Number:	«Number»
Any shares allotted or transferred pursuant to the exercise of the Option are subject to the certificate of Incorporation and Bylaws of the Company. The Option is personal to the Optionee and is not transferable, assignable or chargeable.
VESTING SCHEDULE
This Option may be exercised, in whole or in part, in accordance with the following schedule:
1/48th (2.0833%) of the Shares subject to the Option shall vest on the Vesting Commencement Date and on each monthly anniversary of the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider through each such vesting date.
TERMINATION PERIOD
This Option, to the extent vested, may be exercised for ninety (90) days following termination of the Optionee’s employment. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan.
IN WITNESS WHEREOF, this certificate has been duly executed by the Company as a deed and is intended to be and is hereby delivered.

[1]	The Term/Expiration Date for your new option will be the same date as the Term/Expiration Date for your exchanged option.

SIGNED AS A DEED, for and on behalf of Atmel Corporation.
OPTIONEE:
     By your electronic acceptance of this Notice of Grant and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, this Notice of Grant, the Joint Election and the Award Agreement. You hereby confirm that you have reviewed and fully understand all of the provisions and terms of the Plan, this Notice of Grant, the Joint Election and the Award Agreement in their entirety, and you have had an opportunity to obtain the advice of counsel prior to electronically accepting this Notice of Grant which incorporates the terms of the Plan, the Joint Election and the Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, this Notice of Grant, the Joint Election and the Award Agreement. You further agree to notify the Company upon any change in your residence address.

ATMEL CORPORATION

Steven Laub
President and Chief Executive Officer

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AWARD AGREEMENT FOR UNAPPROVED OPTIONS
UNDER THE ATMEL CORPORATION 2005 STOCK PLAN —
RULES FOR THE UK EMPLOYEES
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Atmel Corporation 2005 Stock Plan (the “Plan”), this Award Agreement and the Notice of Grant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.
     2. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan, the Notice of Grant and this Award Agreement. On the termination of an Optionee’s employment, an Option may be exercised within the periods specified in the Notice of Grant.
          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in a manner and pursuant to such procedures as the Administrator may determine (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Option Taxes as defined in clause 10 below. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, together with any applicable Option Taxes.
          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
          (c) Transfer of employer’s National Insurance Contributions liability. As a condition of the Option, the Optionee agrees to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”) which may be payable by the Company or the Optionee’s employing company with respect to the exercise of the Option (the “Employer NICs”). Without limitation to the foregoing, the Optionee agrees to execute a joint election between the Company and/or the Optionee’s UK employing company and the Optionee (the “Joint Election”), the form of such Joint Election being formally approved by HM Revenue & Customs (“HMRC”), and any other consent or election required to accomplish the transfer of the Employer NICs to the Optionee. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company and/or the UK employing company. A failure by the Optionee to enter into a Joint Election (or otherwise indemnify the Company and /or the UK employing company for the Employer NICs) shall be grounds for the cancellation and forfeiture of the Option. The Optionee further agrees that the Company and/or the UK employing company may collect the Employer NICs from the Optionee by any of the means set forth in clause 10 below.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash;
          (b) check; or
          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.
     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan, the UK Sub-Plan and the terms of this Award Agreement.
     6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws of California without regard to the principles of conflict of laws.
     7. No Guarantee of Continued Service. No Right to Compensation on Termination. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
AN OPTIONEE THAT PARTICIPATES IN THE PLAN SHALL WAIVE ALL AND ANY RIGHTS TO COMPENSATION OR DAMAGES IN CONSEQUENCE OF THE TERMINATION

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OF HIS OFFICE OR EMPLOYMENT WITH THE COMPANY OR THE OPTIONEE’S UK EMPLOYING COMPANY FOR ANY REASON WHATSOEVER, WHETHER LAWFUL OR OTHERWISE, IN SO FAR AS THOSE RIGHTS ARISE OR MAY ARISE FROM HIS CEASING TO HAVE RIGHTS UNDER THE PLAN AS A RESULT OF SUCH TERMINATION, OR FROM THE LOSS OR DIMINUTION IN VALUE OF SUCH RIGHTS OR ENTITLEMENTS, INCLUDING BY REASON OF THE OPERATION OF THE TERMS OF THE PLAN OR THE PROVISIONS OF ANY STATUTE OR LAW RELATING TO TAXATION. THE PLAN IS A DISCRETIONARY PLAN AND AN EMPLOYEE SHALL HAVE NO RIGHT TO PARTICIPATE IN IT.
     8. Acknowledgment and Waiver. By participating in the Plan, and accepting the grant of the Option, the Optionee agrees and acknowledges that:
          (a) the Plan is discretionary in nature and all determinations with respect to any future grants, including but not limited to, the times when the Options shall be granted, the exercise price, the number of Shares subject to each Option, will be at the sole discretion of the Company, and the Company can amend, cancel, or terminate the Plan at any time; notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall impair the Optionee’s rights under this Award Agreement, unless the Optionee consents in writing to such action;
          (b) the grant of the Option under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Options, or benefits in lieu of the Options even if Options have been granted repeatedly in the past;
          (c) all determinations with respect to any future purchases, including, but not limited to, the times when the Option shall be granted, the exercise price, and the time or times when each right shall be exercisable, will be at the sole discretion of the Company;
          (d) the Optionee’s participation in the Plan is voluntary;
          (e) the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments;
          (f) the future value of the shares purchased under the Plan is unknown and cannot be predicted with certainty, and the Company makes no express or implied promise about the financial gain or loss to be achieved through participation in the Plan;
          (g) the Options have been granted to the Optionee in the Optionee’s status as an Employee of the UK company and can in no event be understood or interpreted to mean that an entity other than the UK company is the Optionee’s employer or that the Optionee has an employment relationship with other than the UK company; and
          (h) no claim or entitlement to compensation or damages arises from the expiration of the term of the Option, or diminution in value of the Option, or Share purchased under the Plan, and if the Optionee did acquire any such rights, the Optionee is deemed to have irrevocably released the Company and/or UK company from any such claim or entitlement that may arise by accepting the Option.

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     9. Data Privacy Consent. As a condition of participating in the Plan, the Optionee hereby consents to the collection, use, processing, and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and any of its Subsidiaries for the exclusive purpose of implementing, administering or managing the participation in the Plan. The Optionee understands that the Company and/or Subsidiaries may hold certain personal data about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, purchased or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Optionee further understands that Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting the Company in the implementation, administration or management of the Plan. The Optionee acknowledges that recipients of the Data may be located within or outside the Optionee’s country of residence, and that the recipient’s country of location may have different data privacy laws and protections than the Optionee’s country of residence. The Optionee authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering or managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any shares acquired pursuant to the Plan. The Optionee understands that the Optionee may, at any time, review the Data, require any necessary amendments to Data or withdraw the consents herein in writing by contacting the Company. The Optionee understands that withdrawing of consent may affect the Optionee’s ability to participate in the Plan.
     10. Tax Withholding. By exercising the Option, the Optionee agrees that, as a condition to any exercise of the Option, the Company may require the Optionee to enter into an arrangement satisfactory to the Company and/or the Optionee’s UK employing company, providing for the payment by the Optionee to the Company or the UK employing company of (a) any withholding obligation of the UK employing company or the Company with respect to income tax, employee National Insurance Contributions and other applicable taxes and (b) an amount in respect of the Employer NICs (together the “Option Taxes”), arising in connection with but not limited to, (i) the exercise of the Option, (ii) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (iii) the disposition of Shares acquired upon such exercise. Upon sale of the underlying shares of Common Stock, the UK employing company and/or the Company shall have the right to withhold, or request any third party to withhold, from the proceeds to be paid to a Optionee, the sums corresponding to any Option Taxes due at exercise or sale by such Optionee. The UK employing company shall repay to the Optionee any estimated withholding that is not required in satisfaction of any Option Taxes. To the extent that the amounts are due and have not been withheld from the Optionee, the Optionee is obligated to submit the amount due to a UK employing company by cash, check, or credit transfer within a time period established by the Company. The Optionee acknowledges and agrees that withholding obligations may change from time to time as laws or their interpretations change, and regardless of the Company’s actions with

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respect to the Option Taxes, the ultimate liability for any and all Option Taxes is and shall remain the Optionee’s responsibility, and that the Company and/or the UK employing company make no representation or undertaking regarding the treatment of any Option Taxes in connection with any aspect of the grant of Option, including the grant or exercise of the Option and the subsequent sale of Shares acquired under the Plan. The Optionee acknowledges that he or she may not exercise the Option unless the Option Taxes withholding obligations of the Company and/or the UK employing company are satisfied.
     11. Legal and Tax Consultation. The Optionee represents that he or she has reviewed the Plan, the Notice of Grant and this Award Agreement in their entirety, and fully understands all provisions of the Plan, the Notice of Grant and this Award Agreement. The Optionee represents that he or she has consulted with any legal or tax advisers the Optionee deems necessary in connection with this Award Agreement, and that the Optionee is not relying on the Company or the Optionee’s UK employing company for any legal or tax advice.
     12. Authority of the Administrator. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Optionee or the Company, to the Administrator, which shall review such dispute at its next regular meeting. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions, interpretations, or resolutions of the Administrator.
     By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Award Agreement. Optionee has reviewed the Plan, the Notice of Grant and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan, the Notice of Grant and Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice of Grant and Award Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.
     13. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the vesting or exercise of the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are working at the time of grant, vesting and exercise of the Option or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.

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